Exhibit 10.3

CONVERTIBLE PROMISSORY NOTE

$70,000	As of July 12, 2011 Deerfield Beach, Florida

ITRACKR SYSTEMS, INC. ("Maker") promises to pay to the order of Iselsa II, LLC ("Payee") the principal sum of Seventy Thousand Dollars and No Cents (USD $70,000)  in lawful  money of the United  States of America,  on the terms and  conditions described below.

1. The principal balance of this Note shall be payable on October 12, 2011 (“Maturity Date”).

2. Interest shall accrue at the rate of ten percent (10%) per annum, compounded annually.

3. Application of Payments. All payments shall be first applied to any accrued and unpaid interest and then to the reduction of the unpaid principal balance of this Note.

4. Events of Default. The following shall constitute Events of Default:

            (a) Failure to Make Required Payments.  Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary  case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession  by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for  any substantial  part  of its  property,  or  the  making  by it of any assignment  for the benefit of creditors,  or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate  action by Maker in furtherance of any of the foregoing.

            (c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having  jurisdiction in the premises in respect of maker in an involuntary  case  under  the  Federal  Bankruptcy  Code,  as now  or  hereafter constituted, or any other applicable federal or state bankruptcy,  insolvency or other similar law, or appointing a receiver,  liquidator,  assignee,  custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property,  or ordering the winding-up or liquidation of its affairs,  and the  continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

      5. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 4(a), Payee may, by written notice to Maker, declare  this Note to be due and payable, whereupon the principal amount of this Note,  and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything  contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Section 4, the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

(c) Conversion of Note. Upon the occurrence of an Event of Default specified in Section 4, the unpaid principal balance of, and all other sums payable with regard to, subject to and upon compliance with the provisions of this Agreement, Payee shall have the right at its option to convert the outstanding principal amount under the Note into fully paid and non-assessable shares of Maker's common stock by dividing the principal amount under such Note surrendered for conversion by the Conversion Price (as defined below) in effect at such time.

6. Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the right to conversion with respect to a Note, Payee shall surrender the Note and shall give written notice of conversion to Maker that Payee elects to convert the Note or the specified portion thereof specified in said notice. Such notice shall also state the name or names  (with address) in which the certificate or certificates for shares of Maker’s Common Stock which shall be issuable on such conversion shall be issued.

As promptly as practicable, but in no event more than 15 Business Days after satisfaction of the requirements for conversion set forth above, Maker shall issue and shall deliver to Payee, a certificate or certificates for the number of full shares issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Section 7, as provided below.  In case any Note shall be surrendered for partial conversion, Maker shall execute and deliver to the holder of the Note so surrendered, without charge, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

Each conversion shall be deemed to have been effected as to any such Note (or the specified portion thereof) on the date on which the requirements set forth above in this Agreement required to be satisfied by the holder have been satisfied as to  such Note (or portion thereof), and the person whose name any certificate or  certificates for shares of Maker’s Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby.

No fractional shares or scrip representing fractional shares shall be issued upon conversion of Notes. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, Maker shall make an adjustment therefor in cash at the current fair market value thereof.

7. Conversion Price.  The "CONVERSION PRICE" shall be $.10 unless the Maker has, between the date hereof and the Maturity Date, sold its capital stock in a financing in which the Company has received gross proceeds of an excess of $1,000,000 (a "Subsequent Financing") at a differing price.  Notwithstanding the foregoing, a Subsequent Financing shall not include (i) the issuance or sale of Common Stock (or options therefor) to employees, consultants and directors, pursuant to plans or agreements approved by the Board of Directors for the primary purpose of soliciting or retaining their services, (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities that are outstanding on the date hereof or that are not outstanding on the date hereof but which Maker is contractually obligated to issue and sell hereafter, (iii) the issuance of securities in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or (iv) the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions.

8. Effect of Reclassification, Consolidation, Merger or Sale.  In the event of (i) any reclassification or change of outstanding shares of Maker’s Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of Maker with another corporation as a result of which holders of Maker’s stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such stock (a "Merger"), or (iii) any sale or conveyance of the properties and assets of Maker as, or substantially as, an entirety to any other corporation as a result of which holders of stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such stock (an "Asset Sale"), then Maker or the successor or purchasing corporation, as the case may be, shall execute with Payee an amendment to this Agreement providing that all issued and outstanding Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of stock issuable upon conversion of such Notes immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance.

9. Reservation of Shares; Shares to be Fully Paid. Maker shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.  From the execution of this Agreement, Maker will take all corporate action which may, in the opinion of its counsel, be necessary in order that Maker may validly and legally issue shares of such Maker’s Stock at such adjusted Conversion Price.

Maker covenants that all shares of Maker’s Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by Maker and free from all taxes, Liens and other charges with respect to the issue thereof.

10. Waivers.  Maker and all endorsers and  guarantors of, and sureties for, this Note waive presentment for payment,  demand,  notice of dishonor,  protest, and  notice of  protest  with  regard  to the  Note,  all  errors,  defects  and imperfections  in any  proceedings  instituted  by Payee under the terms of this Note,  and all  benefits  that might accrue to Maker by virtue of any present or future  laws  exempting  any  property,  real or  personal,  or any  part of the proceeds arising from any sale of any such property,  from  attachment,  levy or sale under  execution,  or providing for any stay of execution,  exemption  from civil process, or extension of time for payment;  and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon,  may be sold upon any such writ in whole or in part in any order desired by Payee.

11. Unconditional Liability.  Maker hereby waives all notices in connection with the delivery,  acceptance,  performance,  default,  or  enforcement  of the payment of this Note,  and agrees  that its  liability  shall be  unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented  to by Payee,  and  consents to any and all  extensions  of time,  renewals,  waivers,  or  modifications  that may be granted by Payee with respect  to the  payment  or other  provisions  of this  Note,  and  agree  that additional makers, endorsers,  guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

12. Notices. Any notice called for hereunder shall be deemed properly given if (i)  sent by  certified  mail,  return  receipt  requested,  (ii)  personally delivered,  (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery,  (iv) sent by telefacsimile or (v) sent by e-mail,  to the  following  addresses  or to such  other  address as either party may designate by notice in accordance with this Section:

      If to Maker:

iTrackr Systems, Inc.
1191 E Newport Center Dr.
Suite PH-D
Deerfield Beach, FL 33442
Attention: John Rizzo

      If to Payee:

Notice  shall be  deemed  given on the  earlier  of (i)  actual  receipt  by the receiving   party,   (ii)  the  date  shown  on  a  telefacsimile   transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving  party's  on-line access  provider (iv) the date reflected on a signed delivery receipt,  or (vi) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

13.  Construction.  This Note shall be construed and enforced in accordance with the  domestic,  internal  law, but not the law of conflict of laws,  of the State of Wyoming.

14. Severability. Any provision contained in this Note which is prohibited or unenforceable  in  any  jurisdiction  shall, as to such jurisdiction, be ineffective  to the  extent  of such  prohibition or unenforceability without invalidating  the  remaining  provisions  hereof,  and any such prohibition or unenforceability in  any jurisdiction   shall  not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by its President and CEO, the day and year first above written.

ITRACKR SYSTEMS, INC.

By:	/s/ John Rizzo
Name: John Rizzo
Title: President and CEO